Exhibit 99.1

Goldrich Mining Announces 2016 Gold Production Results

SPOKANE, WA – January 18, 2017 - Goldrich Mining Company (OTCBB: GRMC) (“Goldrich” or the “Company”) is pleased to announce production results for the 2016 mining season at its Chandalar placer mine (“Chandalar”) in Alaska.

Highlights

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Over US$10 million in revenue

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8,200 ounces of gold produced

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117% increase in production from prior year

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Received permit for expanded mine area

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Receivable of approximately US$2.7 million due to Goldrich

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US$30.8 million invested for capital expenditures and working capital

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US$7.0 million already paid back from revenue

Goldrich NyacAU Placer, LLC (“GNP”), a joint venture formed between Goldrich and NyacAU, LLC (“NyacAU”), produced 10,209 ounces of alluvial gold (equivalent to approximately 8,200 ounces of fine gold) during the 2016 mining season. Total revenue was over US$10 million. Total 2016 production represents an increase of 117% over the 2015 mining season.

Of the total pit material extracted this season, approximately 39% originated from lines 11 to 13. The original area of mineralized material previously delineated by Goldrich was from lines 1 to 11. This further supports the Company’s belief that gold mineralization extends further along strike and up the valley creek, potentially increasing in grade. During 2016, GNP surveyed the area beyond Line 11 and received a permit to mine lines 11 to 18.

Processing of pay gravel continued into late-September and preparations for the 2017 mining season were completed in mid-October. Production costs through the end of September totaled approximately US$7.9 million, including equipment payments of $2.8 million. A breakdown of total 2016 production costs per ounce of fine gold produced is as follows:

Cash costs	$619
Equipment payments	$342
Total per ounce	$961

At the end of the production season in September, there were also general and administrative expenses of $797,000 and other expenses of $1,036,000. Final numbers concerning the total amount funded by NyacAU, cost of goods sold, and other expenses may change as Goldrich and NyacAU are currently in discussions concerning certain accounting items.

Per the terms of the joint venture operating agreement, GNP currently owes Goldrich approximately $1.3 million (1100 ounces X $1,150 per ounce) for the 2016 Minimum Production Requirement and approximately $1.4 million (1200 ounces X $1,150 per ounce) for the upcoming 2017 Minimum Production Requirement. The Minimum Requirement for 2018 will be determined based on the spot price of gold on December 1, 2017. Minimum Production Requirement payments for 2016, 2017 and 2018 are due by October 31, 2018.

NyacAu is to fund all initial capital expenditures and recoup these costs from production under terms of the joint venture operating agreement. To date, approximately US$30.8 million has been invested in the joint venture for capital expenditures and working capital and approximately $7.0 million ($4.3 million in 2016, $2.5 million in 2015, and $0.2 million in 2013) has been paid back from revenue from operations.

According to the GNP operating agreement, on at least an annual basis, GNP shall allocate and distribute all revenue (whether in cash or as gold) generated from GNP’s placer operation in the following order:

1.

Current year operating expenses,

2.

Members’ distribution of 20% (10% to Goldrich and 10% to NyacAU) provided that, for so long as the loan (LOC2) to GNP from NyacAU for the purchase of a royalty is not paid in full, GNP shall retain 100% of Goldrich’s distribution to apply against the loan,

3.

After payment of operating expenses and the member’s distribution of 20%, GNP will apply any remaining revenue to reduce the remaining balance of the loan from NyacAU to GNP for the development of the mine (LOC1),

4.

Reserves for future operating expenses and capital needs, not to exceed $3,000,000 in any year, and

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Member distributions of any remaining gold production on a 50:50 basis to each of NyacAu and Goldrich provided that, for so long as LOC2 is not paid in full, GNP shall retain 100% of Goldrich’s distribution to apply against the loan.

Chandalar Placer Overview

The Chandalar placer mine is located on Little Squaw Creek approximately 190 miles northeast of Fairbanks. Alaska. Goldrich conducted 15,000 feet (4,572 meters) of reverse circulation drilling on the placer deposit in 2010. This drill program delineated approximately 10.5 million cubic yards of mineralized material at an average grade of 0.025 ounces (0.78 grams) gold per cubic yard containing an estimated 250,000 ounces of gold(1).

In 2012 Goldrich signed an agreement with placer operator NyacAU LLC to form the GNP joint-venture and mine the various placer deposits that reside throughout the Chandalar gold district. Under terms of the agreement, NyacAU agreed to finance all initial capital expenditures to develop the mining operations and bring them into commercial production.

(1) This mineralized material is not a mineral reserve as defined in SEC Industry Guide 7.

About Goldrich Mining

Goldrich Mining (OTCBB: GRMC) is a U.S. based resource company focused on developing the Chandalar gold district in Alaska, USA. The Company controls a land package spanning 23,000 acres of highly prospective gold targets and historic mines. Goldrich is focused on building shareholder value by monetizing placer assets, generating non-dilutive funds, and working towards building a gold mine at Chandalar.

For additional information regarding Goldrich Mining Company or this news release, please contact President and CEO Mr. William Schara via telephone at (509) 768-4468 or visit www.goldrichmining.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern use of proceeds and potential exercise of the warrants. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our ability to continue as a going concern being in doubt;

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risks related to our history of losses;

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risks related to our outstanding gold forward sales contracts and notes;

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risks related to need to raise additional capital to fund our exploration and, if warranted, development and production programs;

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risks related to our property not having any proven or probable reserves;

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risk related to our limited history of commercial production;

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risk related to operating a mine;
risk related to accurately forecasting production;

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risks related to our dependence on a single property – the Chandalar property;

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risks related to climate and location restricting our exploration and, if warranted, development and production activities;

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risks related to our mineralization estimates being based on limited drilling data;

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risks related to our exploration activities not being commercially successful;

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risks related to actual capital costs, production or economic return being different than projected;

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risk related to our joint venture arrangements;

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risks related to mineral exploration;

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risks related to increased costs;

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risks related to a shortage of equipment and supplies;

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risk related to fluctuations in gold prices;

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risks related to title to our properties being defective;

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risks related to title to our properties being subject to claims;

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risks related to estimates of mineralized material;

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risks related to government regulation;

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risks related to environmental laws and regulation;

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risks related to land reclamation requirements;

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risks related to future legislation regarding mining laws;

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risks related to future legislation regarding climate change;

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risks related to our lack of insurance coverage for all risks;

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risks related to competition in the mining industry;

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risks related to our dependence on key personnel;

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risks related to our executive offices not dedicating 100% of their time to our company;

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risks related to potential conflicts of interest with our directors and executive officers;

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risks related to market conditions; and

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risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.